SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 3, 2000


                      EDUCATIONAL VIDEO CONFERENCING, INC.
                      ------------------------------------
               (Exact name of registrant as specified in its charter)



         Delaware                    001-14827                 06-1488212
         --------                    ---------                 ----------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)            Identification No.)


         35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710
         --------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code  (914) 787-3500
                                                    --------------


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Item 2.  Acquisition or Disposition of Assets.

     Educational Video Conferencing, Inc. ("EVCI") and The Shaar Fund Ltd. ("Shaar"), a private international investment fund, completed a private placement on February 3, 2000, which yielded gross proceeds to EVCI of $4,000,000. Pursuant to a Securities Purchase Agreement between the parties, Shaar purchased 400,000 shares of EVCI's newly designated Series A 7.5% Convertible Preferred Stock, having a stated value of $10 per share (the "Series A Preferred") and three year warrants (the "Warrants") to purchase 40,000 shares of EVCI's Common Stock. EVCI is obligated to file a registration statement with the SEC permitting the public resale of the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred and Warrants. Finders' fees paid by EVCI, in connection with this transaction, totaled cash of $240,000 and the issuance of three year warrants to purchase 3,870 shares of Common Stock at $20.67 per share. Below is a more detailed description of the material components of this financing transaction.

     Series A Preferred

     The Series A Preferred accrues cumulative dividends at the rate of 7.5% per annum, payable quarterly in arrears on the last day of each calendar quarter, commencing September 30, 2000. At EVCI's option, the dividends are payable in cash or in shares of Common Stock registered for public resale.

     Shaar may convert all or any part of the shares of the Series A Preferred into shares of Common Stock at any time beginning August 31, 2000. On February 3, 2003, all outstanding shares of Series A Preferred automatically convert into shares of Common Stock. The conversion price per share of Common Stock prior to September 30, 2000 is 87.5% of the average closing bid price of the Common Stock, as reported by Nasdaq, on any consecutive five of the ten trading days immediately preceding the date of conversion. After September 30, 2000 the conversion price is 85% of such average. The percentages referred to in this paragraph are conversion ratios.

     Under the certain circumstances, the conversion price will be the closing bid price of the Common Stock on any of the ten trading days immediately preceding the date of conversion. These include (i) a stock split or combination; (ii) a distribution to holders of EVCI's capital stock; (iii) an issuance of capital stock or any security convertible into or exercisable for shares of capital stock at a price less than the closing bid price of the Common Stock immediately prior to such issuance; (iv) a fundamental corporate change (as defined); and (v) any action affecting the number of outstanding shares of capital stock which, in Shaar's good faith opinion, would have a material adverse effect on its rights upon conversion of the Series A Preferred or is reasonably likely to result in a decrease of the price of the Common Stock.

     The conversion ratio is subject to adjustment in the event that EVCI issues, pursuant to an exemption from registration under the Securities Act of 1933, (i) Common Stock at a purchase price that is lower than the conversion price on the date of issuance of such Common Stock, other than Common Stock underlying securities referred to in (ii) and (iii) of this paragraph or issued upon exercise of outstanding options and warrants, (ii) warrants or options with an exercise price on the date of issuance thereof that is lower than the conversion price on such date (except for warrants or options issued pursuant to


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employee  stock option  agreements or stock  incentive  agreements of EVCI),  or
(iii) other securities convertible, exchangeable or exercisable into shares of Common Stock at a price per share of Common Stock which is lower than the closing bid price of the Common Stock on the date of issuance or conversion. If any of the foregoing events occurs, the conversion ratio will be reduced to the lowest of any such lower rates.

     EVCI's failure to timely issue shares of Common Stock upon conversion of Series A Preferred, payment of dividends in shares or exercise of the Warrants will obligate EVCI to pay cash penalties to Shaar as provided in the Securities Purchase Agreement.

     EVCI may redeem the Series A Preferred, at any time prior to February 3, 2003, (i) at 110% of the stated value of the Preferred at any time on or before August 3, 2000, (ii) at 115% of the stated value at any time after August 3, 2000 and on or before November 3, 2000 and (iii) at 120% of the stated value at any time after November 3, 2000 and prior to February 3, 2003, in each case together with all accrued and unpaid dividends.

     EVCI does not have the obligation to issue any shares of Common Stock upon conversion of the Series A Preferred, or the right to issue any shares of Common Stock to pay dividends on the Series A Preferred, if, and to the extent that, any such issuance would result in (i) Shaar being deemed the beneficial owner of more than 5% of the then outstanding Common Stock under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) Shaar being deemed a beneficial holder of more than 10% of the then outstanding Common Stock under
Section 16(b) of the Exchange Act, or (iii) a violation of Nasdaq's corporate governance rules because stockholder approval of the issuance has not been obtained. If a court holds that EVCI's not having the obligation to issue more shares is, nevertheless, ineffective to prevent Shaar from either being deemed a 5% beneficial owner under Section 13(d), or a 10% beneficial owner under Section 16(b), or if the event specified in clause (iii) occurs, EVCI is obligated to redeem, at a premium, any shares of Series A Preferred which would bring Shaar's holdings over such limitations, and to pay all accrued and unpaid dividends on such shares in cash.

     Warrants

     The Warrants are initially exercisable at $21.27 per share from and after the earlier to occur of (i) February 3, 2001 and (ii) the date immediately succeeding a period of sixty consecutive trading days during which the Common Stock trades above $23.50. The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment in the event of a distribution or dividend paid in shares of Common Stock to holders of Common Stock, a stock split or combination.

     Registration Rights Agreement

     Under a registration rights agreement with Shaar, EVCI is required to register for public resale the Common Stock issuable (i) in lieu of cash dividend payments on the Series A Preferred, (ii) upon conversion or redemption of the Series A Preferred and (iii) upon exercise of the Warrants. The applicable Registration Statement is to be filed not later than the date five

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business days after the date EVCI files its annual report on Form 10-KSB for its fiscal year ended December 31, 1999, but in no event later than April 15, 2000, and EVCI is obligated to use its best efforts to cause the SEC to declare the Registration Statement effective as promptly as practicable but in no event later than June 30, 2000. The number of shares to be registered will equal 19.9% of the total number of shares of Common Stock outstanding on the initial filing date of the Registration Statement.

     In the event that, for any reason, EVCI either fails to file the Registration Statement on or before April 15, 2000 or if the Registration Statement is not declared effective by the Commission on or before June 30, 2000, EVCI is required to pay liquidated damages to Shaar based on percentages of $4,000,000 (initially 2%) for each 30 day period of delay.

Item 7. Financial Statements and Exhibits.

     Exhibits

     3 Second Amended  Certificate  of  Designation of Series A 7.5% Convertible
       Series A Preferred of Educational Video Conferencing, Inc.

    10.1 Securities Purchase Agreement, dated as of February 3, 2000, between Educational Video Conferencing, Inc. and The Shaar Fund Ltd.

           Schedules (Copies will be provided to the Commission upon request) III.A.1 - Exercise Prices of Options and Warrants
           III.A.3 - Preemptive, Subscription, "Call", Right of First Refusal or
                     Similar Rights

           III.A.4    -    Subsidiaries
           III.A.5    -    Minutes
           III.C.     -    Issuances of Securities
           III.F.     -    Contravention
           III.K.     -    Litigation
           III.L.     -    Events of Default
           III.O.     -    Related Party Transactions
           III.Q.     -    Securities Law Matters
           III.R.     -    Environmental Matters
           III.T.     -    ERISA Matters
           III.V.     -    Property
           III.W.     -    Intellectual Property Rights
           III.Y.     -    Registration Rights

     10.2 Common Stock Purchase Warrant, dated as of February 3, 2000, issued to The Shaar Fund Ltd.

     10.3 Registration Rights Agreement, dated as of February 3, 2000, between Educational Video Conferencing, Inc. and The Shaar Fund Ltd.

     10.4 Form of Finders' Warrant.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EDUCATIONAL VIDEO CONFERENCING, INC.




Dated:     February 17, 2000              By:    /s/ Richard Goldenberg
                                                 -------------------------------
                                                 Name:  Richard Goldenberg
                                                 Title: Chief Financial Officer